EX 99.28(g)(2)(ii)

J.P. Morgan

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigned JNL ASF, LLC formed under the laws of Delaware, with an address at 6300 Lamar Avenue, Overland Park, Kansas, hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and by its signature below, agrees to the terms and conditions of that certain Master Global Custody Agreement (including amendments thereto) (“the Custody Agreement”) as a Customer as such term is defined therein, that certain Settled Securities Class Action Services Addendum, that certain International Proxy Voting Addendum, each dated June 16, 2011, by and among JPMorgan Chase Bank, N.A. and certain affiliated companies of the undersigned effective as of December 13, 2012. By their signature below, each party hereby agrees to replace Schedule A of the Custody Agreement with Schedule A attached hereto.

JNL ASF, LLC
By: /s/ Susan S. Rhee Name: Susan S. Rhee Title: Vice President Date: December 13, 2012

Acknowledged and agreed:

JPMORGAN CHASE BANK, N.A.
By:/s/ Mark D. Trivedi Name: Mark D. Trivedi Title: Managing Director Date:

Each entity listed on Schedule A to the Custody Agreement
By: /s/ Susan S. Rhee Name: Susan S. Rhee Title: Vice President Date: December 13, 2012

Addendum to Master Global Custody Agreement

SCHEDULE A

List of Accounts

JNL/BlackRock Global Allocation Fund Ltd

JNL/AQR Managed Futures Strategy Fund Ltd

JNL ASF, LLC

Addendum to Master Global Custody Agreement